                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT

                                                                                                  Settlement Date         1/31/2003
                                                                                                  Determination Date      2/12/2003
                                                                                                  Distribution Date       2/18/2003
I.     All Payments on the Contracts                                                                                   2,413,208.32
II.    All Liquidation Proceeds on the Contracts with respect to Principal                                                34,504.40
III.   Repurchased Contracts                                                                                                   0.00
IV.    Investment Earnings on Collection Account                                                                               0.52
V.     Servicer Monthly Advances                                                                                          29,536.86
VI.    Distribution from the Reserve Account                                                                             145,396.25
VII.   Deposits from the Pay-Ahead Account (including Investment Earnings)                                                 2,966.19
VIII.  Transfers to the Pay-Ahead Account                                                                                 (1,512.90)
IX.    Less: Investment Earnings distributions
        (a) To Sellers with respect to the Collection Account                                                                 (0.52)
        (b) To Sellers with respect to the Pay-Ahead Account                                                                  (3.80)
X.     Deposits in error                                                                                                       0.00
Total available amount in Collection Account                                                                          $2,624,095.32
                                                                                                                     ==============

DISTRIBUTION AMOUNTS                                                             Cost per $1000
---------------------------------------------                                   ----------------

1.    (a) Class A-1 Note Interest Distribution                                                               0.00
      (b) Class A-1 Note Principal Distribution                                                              0.00
          Aggregate Class A-1 Note Distribution                                    0.00000000                                  0.00

2.    (a) Class A-2 Note Interest Distribution                                                               0.00
      (b) Class A-2 Note Principal Distribution                                                              0.00
          Aggregate Class A-2 Note Distribution                                    0.00000000                                  0.00

3.    (a) Class A-3 Note Interest Distribution                                                               0.00
      (b) Class A-3 Note Principal Distribution                                                              0.00
          Aggregate Class A-3 Note Distribution                                    0.00000000                                  0.00

4.    (a) Class A-4 Note Interest Distribution                                                               0.00
      (b) Class A-4 Note Principal Distribution                                                              0.00
          Aggregate Class A-4 Note Distribution                                    0.00000000                                  0.00

5.    (a) Class A-5 Note Interest Distribution                                                               0.00
      (b) Class A-5 Note Principal Distribution                                                              0.00
          Aggregate Class A-5 Note Distribution                                    0.00000000                                  0.00

6.    (a) Class A-6 Note Interest Distribution                                                          49,012.08
      (b) Class A-6 Note Principal Distribution                                                      2,351,529.44
          Aggregate Class A-6 Note Distribution                                  101.28867173                          2,400,541.52

7.    (a) Class B Note Interest Distribution                                                            59,285.00
      (b) Class B Note Principal Distribution                                                                0.00
          Aggregate Class B Note Distribution                                      5.56666667                             59,285.00

8.    (a) Class C Note Interest Distribution                                                            98,822.83
      (b) Class C Note Principal Distribution                                                                0.00
          Aggregate Class C Note Distribution                                      5.70833312                             98,822.83

9.    Servicer Payment
      (a)  Servicing Fee                                                                                15,421.01
      (b)  Reimbursement of prior Monthly Advances                                                      50,024.96
               Total Servicer Payment                                                                                     65,445.97

10.  Deposits to the Reserve Account                                                                                           0.00

Total Distribution Amount from Collection Account                                                                     $2,624,095.32
                                                                                                                     ==============
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                                  Page 1 of 4
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
Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                        0.00
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                             0.00
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                                   0.00
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                        0.00
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                             0.00
                                                                                                                       =============
Payahead Account distributions to Sellers

      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                                  1.92
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)                       1.88
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                             3.80
                                                                                                                      ==============
                  INTEREST
---------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @             5.845%                                                          0.00
        (b) Class A-2 Notes    @             6.028%                                                          0.00
        (c) Class A-3 Notes    @             6.140%                                                          0.00
        (d) Class A-4 Notes    @             6.250%                                                          0.00
        (e) Class A-5 Notes    @             6.420%                                                          0.00
        (f) Class A-6 Notes    @             6.500%                                                     49,012.08
                     Aggregate Interest on Class A Notes                                                                  49,012.08
        (g) Class B Notes @                  6.680%                                                                       59,285.00
        (h) Class C Notes @                  6.850%                                                                       98,822.83

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                                  0.00
        (b) Class A-2 Notes                                                                                  0.00
        (c) Class A-3 Notes                                                                                  0.00
        (d) Class A-4 Notes                                                                                  0.00
        (e) Class A-5 Notes                                                                                  0.00
        (f) Class A-6 Notes                                                                                  0.00
        (g) Class B Notes                                                                                    0.00
        (h) Class C Notes                                                                                    0.00

3.   Total Distribution of Interest                                               Cost per $1000
                                                                                -----------------
        (a) Class A-1 Notes                                                        0.00000000                0.00
        (b) Class A-2 Notes                                                        0.00000000                0.00
        (c) Class A-3 Notes                                                        0.00000000                0.00
        (d) Class A-4 Notes                                                        0.00000000                0.00
        (e) Class A-5 Notes                                                        0.00000000                0.00
        (f) Class A-6 Notes                                                        2.06802025           49,012.08
                     Total Aggregate Interest on Class A Notes                                                            49,012.08
        (g) Class B Notes                                                          5.56666667                             59,285.00
        (h) Class C Notes                                                          5.70833312                             98,822.83

                 PRINCIPAL
---------------------------------------------
                                                                                No. of Contracts
                                                                                -----------------
1.   Amount of Stated Principal Collected                                                              441,155.70
2.   Amount of Principal Prepayment Collected                                           49           1,695,487.12
3.   Amount of Liquidated Contract                                                      2              214,886.62
4.   Amount of Repurchased Contract                                                     0                    0.00

     Total Formula Principal Distribution Amount                                                                       2,351,529.44

5. Principal Balance before giving effect to Principal Distribution                                   Pool Factor
                                                                                                      -----------
        (a) Class A-1 Notes                                                                             0.0000000              0.00
        (b) Class A-2 Notes                                                                             0.0000000              0.00
        (c) Class A-3 Notes                                                                             0.0000000              0.00
        (d) Class A-4 Notes                                                                             0.0000000              0.00
        (e) Class A-5 Notes                                                                             0.0000000              0.00
        (f) Class A-6 Notes                                                                             0.3817883      9,048,383.73
        (g) Class B Notes                                                                               1.0000000     10,650,000.00
        (h) Class C Notes                                                                               1.0000000     17,312,029.25
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                                  Page 2 of 4

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
6. Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                    0.00
        (b) Class A-2 Notes                                                                                                    0.00
        (c) Class A-3 Notes                                                                                                    0.00
        (d) Class A-4 Notes                                                                                                    0.00
        (e) Class A-5 Notes                                                                                                    0.00
        (f) Class A-6 Notes                                                                                                    0.00
        (g) Class B Notes                                                                                                      0.00
        (h) Class C Notes                                                                                                      0.00

7. Principal Distribution                                                      Cost per $1000
                                                                               --------------
        (a) Class A-1 Notes                                                       0.00000000                                   0.00
        (b) Class A-2 Notes                                                       0.00000000                                   0.00
        (c) Class A-3 Notes                                                       0.00000000                                   0.00
        (d) Class A-4 Notes                                                       0.00000000                                   0.00
        (e) Class A-5 Notes                                                       0.00000000                                   0.00
        (f) Class A-6 Notes                                                      99.22065148                           2,351,529.44
        (g) Class B Notes                                                         0.00000000                                   0.00
        (h) Class C Notes                                                         0.00000000                                   0.00

8. Principal Balance after giving effect to Principal Distribution                                     Pool Factor
                                                                                                       -----------
        (a) Class A-1 Notes                                                                             0.0000000              0.00
        (b) Class A-2 Notes                                                                             0.0000000              0.00
        (c) Class A-3 Notes                                                                             0.0000000              0.00
        (d) Class A-4 Notes                                                                             0.0000000              0.00
        (e) Class A-5 Notes                                                                             0.0000000              0.00
        (f) Class A-6 Notes                                                                             0.2825677      6,696,854.29
        (g) Class B Notes                                                                               1.0000000     10,650,000.00
        (h) Class C Notes                                                                               1.0000000     17,312,029.25

                 POOL DATA
---------------------------------------------
                                                                                                       Aggregate
                                                                                 No. of Contracts  Principal Balance
                                                                                 ----------------  -----------------
1. Pool Stated Principal Balance as of                     1/31/2003                  1,353          34,658,883.54

2. Delinquency Information                                                                                           % Delinquent

              (a) 31-59 Days                                                            23           749,786.65           2.163%
              (b) 60-89 Days                                                            5            104,999.60           0.303%
              (c) 90-119 Days                                                           3            187,544.67           0.541%
              (d) 120 Days +                                                            0                  0.00           0.000%

3. Contracts Repossessed during the Due Period                                          0                  0.00

4. Current Repossession Inventory                                                       0                  0.00

5. Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                       2            214,886.62
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                    34,504.40
       Total Aggregate Net Losses for the preceding Collection Period                           ---------------
                                                                                                                         180,382.22

6. Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                         180,382.22

7. Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                   579                             5,274,818.11

8. Weighted Average Contract Rate of all Outstanding Contracts                                                               8.983%

9. Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                                 104.405

              TRIGGER ANALYSIS
---------------------------------------------

1. (a)  Average 60+ Delinquency Percentage                               1.896%
   (b)  Delinquency Percentage Trigger in effect ?                                     NO

2. (a)  Average Net Loss Ratio                                           0.036%
   (b)  Net Loss Ratio Trigger in effect ?                                             NO
   (c)  Net Loss Ratio (using ending Pool Balance)                       0.125%

3. (a)  Servicer Replacement Percentage                                  0.388%
   (b)  Servicer Replacement Trigger in effect ?                                       NO
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
               MISCELLANEOUS
---------------------------------------------

1. Monthly Servicing Fees                                                                                                 15,421.01

2. Servicer Advances                                                                                                      29,536.86

3. (a)  Opening Balance of the Reserve Account                                                                         5,325,240.59
   (b)  Deposits to the Reserve Account                                                                      0.00
   (c)  Investment Earnings in the Reserve Account                                                       4,313.19
   (d)  Distribution from the Reserve Account                                                         (145,396.25)
   (e)  Ending Balance of the Reserve Account                                                                          5,184,157.53

4. Specified Reserve Account Balance                                                                                   5,325,240.59

5. (a)  Opening Balance in the Pay-Ahead Account                                                                           4,840.71
   (b)  Deposits to the Pay-Ahead Account from the Collection Account                                    1,512.90
   (c)  Investment Earnings in the Pay-Ahead Account                                                         3.80
   (d)  Transfers from the Pay-Ahead Account to the Collection Account                                  (2,966.19)
   (e)  Ending Balance in the Pay-Ahead Account                                                                            3,391.22

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